Free Writing Prospectus
Filed on September 12, 2007 Pursuant to Rule 433
Registration Nos. 333-130656
333-130656-04

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Capital Inc. will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

: CNH2007_B_MARKETING_CDI.CDI #CMOVER_3.1B ASSET_BACKED_AUTOLOAN ! MAX_CF_VECTSIZE 620

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